Exhibit 1.1

The Aveon Group L.P.

15,700,000 Common Units Representing Limited Partner Interests

Underwriting Agreement

February [—], 2011

J.P. Morgan Securities LLC

Jefferies & Company, Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The Aveon Group L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 15,700,000 common units representing limited partner interests in the Partnership (the “Underwritten Units”) and, at the option of the Underwriters, up to an additional 2,355,000 common units (the “Option Units”). The Underwritten Units and the Option Units are herein referred to as the “Units.”

The Partnership is managed and operated by its general partner, Aveon Management L.L.C., a Delaware limited liability company (the “General Partner”). The General Partner is wholly-owned by Founding Investors, LLC (“Founding Investors”). The Partnership, through its wholly-owned subsidiaries—Aveon Holdings I GP Inc., a Delaware corporation, Aveon Holdings II GP L.P., a Delaware limited partnership, and Aveon Holdings III GP L.P., a Delaware limited partnership (collectively, the “Aveon Holdings General Partners”)—serves as the general partner of Aveon Holdings I L.P., a Delaware limited partnership (“Aveon Holdings I”), Aveon Holdings II L.P., a Delaware limited partnership (“Aveon Holdings II”), and Aveon Holdings III L.P., a Delaware limited partnership (“Aveon Holdings III,” and together with Aveon Holdings I and Aveon Holdings II, “Aveon Holdings”). The Partnership’s operating subsidiaries will initially be held by only Aveon Holdings I and Aveon Holdings II. Immediately following the offering contemplated by this Agreement, the Partnership will, through the Aveon Holdings General Partners, hold equity interests in the form of partnership units representing limited partnership interests in Aveon Holdings (the “Aveon Holdings Partnership Units”), in each case in a number equaling the Units issued in connection with the offering contemplated by this Agreement.

Immediately following the completion of the offering contemplated by this Agreement, the Partnership will cause Aveon Holdings I and Aveon Holdings II to acquire interests in the general partners or managing members (the “Manager Affiliates”) of the hedge funds described in the Registration Statement (as defined below) (the “Initial Funds”) from the investment professionals (the “selling investment professionals”) that currently own the entities. The respective Manager Affiliates will be acquired pursuant to the purchase agreements listed on Schedule 2 hereto (the “Purchase Agreements”). In connection with the acquisition of the Manager Affiliates, Aveon Holdings I and Aveon Holdings II will also enter into the investment advisory agreements listed on Schedule 3 hereto (the “Investment Advisory Agreements”) and the operating agreements listed on Schedule 4 hereto (the “Operating Agreements”).

At the time of the offering contemplated by this Agreement, Founding Investors and certain selling investment professionals, which we refer to collectively as the existing owners, will hold Aveon Holdings Partnership Units identical to those held by the Partnership through its wholly-owned subsidiaries. In connection with those partnership units, the Partnership will enter into an agreement with the existing owners giving them the right to exchange the Aveon Holdings Partnership Units for common units of the Partnership on a one-for-one basis (the “Exchange Agreement”). The Partnership will also enter into a registration rights agreement with the existing owners (the “Registration Rights Agreement”) for the registration of any common units received pursuant to the Exchange Agreement or otherwise held by the existing owners under the Securities Act (hereinafter defined).

The Underwriters have agreed to reserve a portion of the Underwritten Units to be purchased under this Agreement for sale at the public offering price to the Partnership’s directors, officers and certain other persons (collectively, “Directed Share Purchasers”) pursuant to a directed share program (the “Directed Share Program”). The Underwritten Units to be sold under the Partnership’s Directed Share Program by the Underwriters are referred to hereinafter as the “Directed Shares.” Any Directed Shares not purchased through the Directed Share Program will be offered to the public by the Underwriters.

The Partnership hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1. Registration Statement. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-168719), including a prospectus, relating to the Units. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex B the “Pricing Disclosure Package”): a Preliminary Prospectus dated January 26, 2011 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [—] [A/P].M., New York City time, on February [—], 2011.

2. Purchase of the Units by the Underwriters.

(a) The Partnership agrees to issue and sell the Underwritten Units to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per common unit (the “Purchase Price”) of $[—].

In addition, the Partnership agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Partnership the

Option Units at the Purchase Price less an amount per common unit equal to any dividends or distributions declared by the Partnership and payable on the Underwritten Units but not payable on the Option Units.

If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Underwritten Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Units being purchased from the Partnership by the several Underwriters, subject, however, to such adjustments to eliminate any fractional common units as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Partnership. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Partnership understands that the Underwriters intend to make a public offering of the Units as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Units on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell the Units to or through any affiliate of an Underwriter.

(c) Payment for the Units by the Underwriters shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Underwriters in the case of the Underwritten Units, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York City time, on February [—], 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Partnership may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option Units. The time and date of such payment for the Underwritten Units is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Units, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Units to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Units duly paid by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Partnership and the General Partner acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of the Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership, the General Partner or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Partnership, the General Partner or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership and the General Partner shall each consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership or the General Partner with respect thereto. Any review by the Underwriters of the Partnership or the General Partner, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership and the General Partner.

3. Representations and Warranties of the Partnership and General Partner. The Partnership and the General Partner, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership and the General Partner make no representations or warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Partnership, the General Partner nor their respective agents and representatives, other than the Underwriters and their affiliates, has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by the Partnership or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, as of the Applicable Time, when taken together with the Preliminary Prospectus and any Issuer Free Writing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership and the General Partner make no representations or warranties with respect to any statements or omissions in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or, to the knowledge of the Partnership or the General Partner, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership and the General Partner make no representations or warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Financial Statements. The financial statements (including the related notes thereto) of the Partnership and its consolidated subsidiaries, the General Partner and its consolidated subsidiaries, Aveon Holdings I, the Manager Affiliates and the Initial Funds and any of their affiliates included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act, present fairly the respective financial positions of the Partnership and its consolidated subsidiaries, the General Partner and its consolidated subsidiaries, Aveon Holdings I, the Manager Affiliates and the Initial Funds or such affiliates, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified and fairly represent the financial position of such entities; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the respective accounting records of the Partnership, the General Partner, Aveon Holdings I and the other consolidated subsidiaries of the Partnership, the Manager Affiliates and the Initial Funds or such affiliates, as applicable, and present fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein in all material respects, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the equity structure, short-term debt or long-term debt of the General Partner, the Partnership or any of its subsidiaries, the Manager Affiliates or the Initial Funds, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the General Partner, the Partnership or any of its subsidiaries, the Manager Affiliates or the Initial Funds on any class of equity interest, or any material adverse change, or any development involving a prospective material adverse change, individually or in the aggregate, in or affecting the business, properties, management, financial position, unitholders’ equity, results of operations or prospects of the General Partner, the Partnership or any of its subsidiaries, the Manager Affiliates or the Initial Funds, taken as a whole; (ii) none of the General Partner, the Partnership or any of its subsidiaries, the Manager Affiliates or the Initial Funds have entered into any transaction or agreement (whether or not in the ordinary course of business) that is material, individually or in the aggregate, to the General Partner, the Partnership, its subsidiaries, the Manager Affiliates and the Initial Funds, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the General Partner, the Partnership, its subsidiaries, the Manager Affiliates and the Initial Funds, taken as whole; and (iii) neither the General Partner, the Partnership or any of its subsidiaries, the Manager Affiliates or the Initial Funds, taken as a whole, has sustained any loss or interference with its business that is material, individually or in the aggregate, to the General Partner, the Partnership, its subsidiaries, the Manager Affiliates and the Initial Funds, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Organization and Good Standing. The General Partner, the Partnership and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, unitholders’ equity, results of operations or prospects of the Partnership and its subsidiaries, taken as a whole, or on the performance by the General Partner, the Partnership or its subsidiaries and the Manager Affiliates, taken as a whole, of their respective obligations under this Agreement and the Transaction Documents (as defined below), to the extent a party thereto (a “Material Adverse Effect”). The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(h) Capitalization. The Partnership has the capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading

“Capitalization;” all the outstanding common units of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any common units or other equity interest in the Partnership or any of its subsidiaries, including Aveon Holdings, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity interest of the Partnership or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the common units of the Partnership and the Aveon Holdings Partnership Units of Aveon Holdings conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding Aveon Holdings Partnership Units and other equity interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no other Aveon Holdings Partnership Units currently outstanding.

(i) Due Authorization. Each of the General Partner, the Partnership and its subsidiaries have full rights, power and authority to execute and deliver this Agreement, the Purchase Agreements, the Investment Advisory Agreements, the Operating Agreements, the Exchange Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) to the extent a party thereto and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of this Agreement and each of the other Transaction Documents, to the extent a party thereto, and the consummation by them of the transactions contemplated hereby and thereby has been duly and validly taken.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner.

(k) The Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights.

(l) The Aveon Holdings Partnership Units. The Aveon Holdings Partnership Units to be issued by Aveon Holdings in connection with the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized and, when issued and delivered and paid for, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Aveon Holdings Partnership Units is not subject to any preemptive or similar rights.

(m) Other Transaction Documents. The Transaction Documents, other than this Agreement, have been duly authorized, executed and delivered by the General Partner, the Partnership and its subsidiaries, to the extent a party thereto, and each constitute a valid and legally binding agreement of the General Partner, the Partnership and its subsidiaries enforceable against the General Partner, the Partnership and its subsidiaries in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) No Violation or Default. None of the General Partner, the Partnership or any of its subsidiaries is (i) in violation of their charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the General Partner, the Partnership or any of its subsidiaries is a party or by which the General Partner, the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the General Partner, the Partnership or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the General Partner, the Partnership and its subsidiaries of each of the Transaction Documents, to the extent a party thereto, the issuance and sale of the Units and the consummation of the transactions contemplated by the Transaction Documents will not (i) constitute a breach or violation of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the General Partner, the Partnership or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the General Partner, the Partnership or any of its subsidiaries is a party or by which the General Partner, the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the General Partner, the Partnership or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the General Partner, the Partnership or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (collectively, a “Consent”) is required for the execution, delivery and performance by the General Partner, the Partnership and its subsidiaries of each of the Transaction Documents, to the extent a party thereto, the issuance and sale of the Units and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Units under the Securities Act, (ii) such Consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such Consents as have been or will be obtained or made prior to the Closing Date and (iv) where the failure to obtain such Consents will not reasonably be expected to have a Material Adverse Effect.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the General Partner, the Partnership or any of its subsidiaries is or may be a party or to which any property of the General Partner, the Partnership or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the General Partner or the Partnership, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants. KPMG, LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries, the General Partner and its consolidated subsidiaries, and Aveon Holdings I, and the accountants listed on Schedule 5 hereto, who have certified certain financial statements of the Manager Affiliates and the Initial Funds, are each an independent registered public accounting firm with respect to the Partnership, Aveon Holdings I and the other consolidated subsidiaries of the Partnership, the Manager Affiliates and the Initial Funds within the applicable rules and regulations adopted by the Commission and the Public Partnership Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Partnership and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. The Partnership and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Partnership and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries or the Manager Affiliates, on the one hand, and the directors, officers, unitholders, customers or suppliers of the General Partner, the

Partnership or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w) Investment Company Act. Each of the General Partner, the Partnership and its subsidiaries is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

Each of the General Partner, Partnership and its subsidiaries (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”), or the Investment Company Act, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Consummation of the sale and offering of the Units, including the transactions contemplated by this Agreement and the Transaction Documents, has not constituted and will not constitute an “assignment” within the meaning of such term under the Advisers Act of any of the management or investment advisory contracts to which any of the Partnership subsidiaries is a party; nor will consummation of such transaction adversely affect in any material respect the ability of the Partnership and its subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(x) Taxes. The General Partner, the Partnership and its subsidiaries have timely filed and paid all federal, state, local and foreign taxes, assessments, penalties, interest, fees and other charges and filed all tax returns required to be paid or filed through the date hereof, which returns are true and correct; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency, audit or investigation that has been, or could reasonably be expected to be, asserted against the General Partner, the Partnership or any of its subsidiaries or any of their respective properties or assets. The charges, accruals and reserves on the books of the General Partner, the Partnership and its subsidiaries in respect of any income and tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y) Licenses and Permits. Each of the General Partner, the Partnership and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the General Partner, the Partnership or any of its subsidiaries have received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

Each of the General Partner, Partnership and its subsidiaries and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the General Partner, Partnership and its subsidiaries, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not be expected to have a Material Adverse Effect.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership, is contemplated or threatened, and the Partnership is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(aa) Disclosure Controls. The General Partner, the Partnership and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure.

(bb) Accounting Controls. The General Partner, the Partnership and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Partnership’s internal controls. The Partnership’s auditors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(cc) Insurance. The General Partner, the Partnership and its subsidiaries maintain insurance in such amounts and insuring against such losses and risks as the General Partner and the Partnership reasonably consider adequate to protect the General Partner, the Partnership and its subsidiaries and their respective businesses, except where failure to maintain such insurance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the General Partner, the Partnership or any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at costs that would not have a Material Adverse Effect.

(dd) No Unlawful Payments. None of the General Partner, the Partnership or any of its subsidiaries nor, to the knowledge of the General Partner or the Partnership, any director of the General Partner, officer, agent, employee or other person associated with or acting on behalf of the General Partner, the Partnership or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) Compliance with Money Laundering Laws. The operations of the General Partner, the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the General Partner, the Partnership and its subsidiaries conduct, or upon completion of the acquisition of the Manager Affiliates, will conduct, business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the General Partner or the Partnership, threatened.

(ff) Compliance with OFAC. None of the General Partner, the Partnership or any of its subsidiaries or, to the knowledge of the General Partner or the Partnership, any director of the General Partner, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the General Partner and the Partnership will not, directly or indirectly, use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) No Restrictions on Subsidiaries. No subsidiary of the Partnership is currently and following the transactions contemplated by the Transaction Documents, no Manager Affiliate will be, prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(hh) No Broker’s Fees. Neither the General Partner, the Partnership nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the General Partner, the Partnership or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ii) No Registration Rights. Other than as set forth in the Registration Rights Agreement, no person has the right to require the Partnership or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.

(jj) No Stabilization. Neither the Partnership nor the General Partner has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units (except that no representation is made as to the activities of the Underwriter and their affiliates).

(kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Statistical and Market Data. Nothing has come to the attention of the Partnership or the General Partner that has caused the Partnership or the General Partner to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership or the General Partner, any of the directors of the General Partner or the Partnership’s officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans, to the extent the Partnership and the General Partner are required to comply with such provisions.

(nn) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(oo) Conduct of the Manager Affiliates under Existing Management and Investment Agreements. To the knowledge of the General Partner, the Partnership and each of its subsidiaries, none of the Manager Affiliates which act as a general partner or managing member or as an investment adviser or investment manager of any Initial Fund has performed any act or otherwise engaged in any conduct that would prevent such Manager Affiliate from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Manager Affiliate and Initial Fund, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp) No Rated Securities Outstanding. There are no, and as of the Closing Date and each Additional Closing Date, there will be no debt securities or preferred partnership equity interest of, or guaranteed by, the Partnership or any of its subsidiaries or the Manager Affiliates, that are rated by a “nationally recognized statistical rating organization,” issued and outstanding.

4. Further Agreements of the Partnership. The Partnership covenants and agrees with each Underwriter that:

(a) Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as soon as possible, but no later than the second business day, following the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. Upon request of the Underwriters, the Partnership will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement or Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to the Registration Statement or Prospectus to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Partnership will advise the Representatives promptly, and confirm such advice in writing (which may be emailed), (i) when the Registration Statement has become effective (if the effective date is subsequent to this Agreement); (ii) when any amendment to the Registration Statement has been filed or becomes effective (if the effective date is subsequent to this Agreement); (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Partnership will promptly notify the Underwriters thereof and will as promptly as practicable prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may reasonably designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Partnership will promptly notify the Underwriters thereof and will as promptly as practicable prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may reasonably designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Partnership will qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Partnership will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Partnership will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any common units or any securities convertible into or exercisable or exchangeable for common units, including but not limited to the Aveon Holdings Partnership Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common units or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC and Jefferies & Company, Inc., other than the Units to be sold hereunder or issued in connection with the Formation Transactions (as defined in the Registration Statement), the issuance by the Partnership of options to purchase Units and other equity incentive compensation, including restricted units or restricted common units, under incentive plans or similar plans approved by the board of directors of the General Partner and described in the Pricing Disclosure Package and the Prospectus and any Units issued upon the exercise of options granted under such incentive or similar plans described in the Pricing Disclosure Package and the Prospectus, the filing by the Partnership of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such incentive or similar plans and the issuance by the Partnership of Units or securities convertible into or exchangeable for Units in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) provided that no more than an aggregate of 10% of the number of Units outstanding are issued as consideration in connection with all such acquisitions (inclusive of securities convertible into or exchangeable for Units as consideration calculated on an as-converted basis). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j) No Stabilization. The Partnership will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units (except that no covenant is made as to the activities of the Underwriters and their affiliates).

(k) Exchange Listing. The Partnership will use its best efforts to list, subject to notice of issuance, the Units on the Exchange.

(l) Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference into the Registration Statement and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Partnership, use any free writing prospectus that contains the final terms of the Units unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Partnership; provided further, that any Underwriter using such term sheet shall notify the Partnership, and provide a copy of such term sheet to the Partnership, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Units on the Closing Date or the Additional Closing Date, as the case may be, as provided herein is subject to the performance in all material respects by the Partnership of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the General Partner and the Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Partnership and its officers made in any certificates delivered pursuant to this

Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate of the Partnership. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Partnership and one additional senior executive officer of the General Partner who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the General Partner and the Partnership in this Agreement are true and correct and that the General Partner and the Partnership have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG, LLP and the accountants listed on Schedule 5 hereto shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Partnership. Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(g) Opinion and Negative Assurance of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units or the consummation of the acquisitions of the respective Manager Affiliates; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units or the consummation of the acquisitions of the respective Manager Affiliates.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the General Partner, the Partnership, each Aveon Holdings partnership and the Manager Affiliates in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. The Units to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(k) Purchase Agreements. Each Purchase Agreement shall be in full force and effect as of the Closing Date; all conditions precedent to the closing of the transactions contemplated by each of the Purchase Agreements, other than the payment of the respective purchase prices from the proceeds of the offering contemplated by this Agreement, shall have been satisfied as of the Closing Date.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the parties listed on Schedule 6 hereto relating to sales and certain other dispositions of common units or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m) Chief Financial Officer’s Certificate. The Partnership and the General Partner shall have furnished to the Representatives, as of January 26, 2011, the date hereof, and as of the Closing Date and each Additional Closing Date, a certificate of the Partnership and the General Partner, signed by the Chief Financial Officer of the General Partner, in the form attached as Exhibit B hereto.

(n) Reliance Letters. Each Manager Affiliate shall have furnished to the Representatives, as of the date hereof, a reliance letter substantially in the form attached as Exhibit C hereto allowing each Representative to rely on the representations and warranties of such Manager Affiliate in the applicable Purchase Agreement; and such reliance letter shall not have been amended or revoked as of the Closing Date or any Additional Closing Date.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the General Partner and the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Partnership and the General Partner jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 3rd paragraph under the caption “Underwriting”, and the information contained in the 13th paragraph under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall, upon request of the Indemnified Person, retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any other Indemnified Persons the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded (upon advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be, in the reasonable judgment of counsel to the Indemnified Person, inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Jefferies & Company, Inc. and any such separate firm for the Partnership, its directors, its officers who signed the Registration Statement and any control persons of the Partnership shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith by the Indemnified Person more than 30 days after receipt by the Indemnifying Person of such request and the Indemnifying Person shall not have objected to the terms of the settlement, (ii) such Indemnified Person shall have reasonable notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request and shall not have contested the reasonableness of such fees and expenses, in each case prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership and the General Partner, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and General Partner, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership and General Partner from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Partnership and General Partner, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, the General Partner or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Sale of Directed Shares. In connection with the offer and sale of Directed Shares, the Partnership agrees promptly upon written notice, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) the failure of any Directed Share Purchaser, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares. Under no circumstances will the Representatives or any Underwriter be liable to the Partnership or to any Directed Share Purchaser for any action taken or omitted to be taken in connection with the Directed Shares or any transaction effected with any Directed Share Purchaser, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Representatives or such Underwriter, as the case may be.

(f) Limitation on Liability. The Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Partnership shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Units to be purchased on such date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Units to be purchased on such date, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Units on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Units under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Partnership in connection with any “road show” presentation to potential investors, including any travel expenses of the Partnership’s officers and employees and any other expenses of the Partnership (and a pro rata percentage of the cost of chartering an airplane based on the proportion of representatives of the Partnership on the airplane), but, to the extent provided below, excluding the travel expenses of the Representatives’ officers and employees which shall be borne by the Underwriters; and (ix) all expenses and application fees related to the listing of the Units on the Exchange. It is understood, however, that except as provided in this Section or Section 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them, any advertising expenses connected with any offers they may make and a pro rata percentage of the cost of chartering an airplane based on the proportion of representatives of the Underwriters on the airplane in connection with the road show as described in clause (viii) above.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Partnership for any reason fails to tender the Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Units for any reason permitted under this Agreement (other than pursuant to Sections 9(i), (iii) and (iv) and Section 10), the Partnership agrees to reimburse the

Underwriters for all out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership, the General Partner and the Underwriters contained in this Agreement or made by or on behalf of the Partnership, the General Partner or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership, the General Partner or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of J.P. Morgan Securities LLC and Jefferies & Company, Inc. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Jefferies & Company, Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC and Jefferies & Company, Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk. Notices to the Partnership shall be given to The Aveon Group L.P., The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts 09145 (fax: (781) 639-8549); Attention Chief Legal Officer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

The Aveon Group L.P.

By:
Name:
Title:

Aveon Management L.L.C.

By:
Name:
Title:

Accepted: , 2011

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

JEFFERIES & COMPANY, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory